                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

   FILED BY THE REGISTRANT [X] FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        GEOTEL COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       GEOTEL COMMUNICATIONS CORPORATION

                      1999 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The 1999 Annual Meeting of the Stockholders of GeoTel Communications Corporation will be held on Wednesday, May 12, 1999 at 10:00 a.m. EDT at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts in the Dining Room of Tower 3 on the first floor for the following purposes:

          1. To elect two directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing from 40,000,000 to 195,000,000 the number of authorized shares of Common Stock, $0.01 par value, of the Company.

          3. To consider and act upon a proposal to ratify, confirm and approve the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for fiscal year 1999.

          4. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 30, 1999, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors
                                          /s/ Timothy J. Allen
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary

Lowell, Massachusetts
April 9, 1999

                       GEOTEL COMMUNICATIONS CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GeoTel Communications Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Wednesday, May 12, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 9, 1999.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by an affirmative vote of at least a majority of the shares present or represented and entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present or represented and entitled to vote at the meeting is required for approval, except that the approval of the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Abstentions and broker "non-votes" have the practical effect of a vote "against" the proposal to amend the Company's Restated Certificate of Incorporation. On all other matters, broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the number of shares from which a majority is calculated.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's current principal executive office is located at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts 01851 (978) 275-5100.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 27,090,561 shares of Common Stock, par value $0.01 per share ("Company's Common Stock" or "Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three equal classes. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Company presently has a Board of Directors of six members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. The nominees are not related to any other executive officer of the Company.

                                           YEAR FIRST
                                           ELECTED A         POSITION WITH THE COMPANY OR PRINCIPAL
         NAME OF DIRECTOR           AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
         ----------------           ---    ----------    ----------------------------------------------
NOMINATED FOR A TERM ENDING IN
  2002:
W. Michael Humphreys..............  47        1993       W. Michael Humphreys has been a Director of
                                                         the Company since October 1993. Mr. Humphreys
                                                         has been a general partner of Matrix Partners,
                                                         a private venture capital firm since 1982.
                                                         Prior to his association with Matrix, he was a
                                                         general partner of Hellman, Ferri Investment
                                                         Associates. Mr. Humphreys is a director of
                                                         Peritus Software Services, Inc., a
                                                         publicly-traded company. He also serves on the
                                                         boards of several privately-held companies.
John C. Thibault..................  45        1994       John C. Thibault has served as President,
                                                         Chief Executive Officer and Director of the
                                                         Company since January 1994. From April 1991 to
                                                         October 1993, Mr. Thibault served as
                                                         President, Chief Executive Officer and
                                                         Director of Coral Network Corporation. From
                                                         April 1988 to April 1991, Mr. Thibault served
                                                         as an officer of Motorola, Inc. and Senior
                                                         Vice President and General Manager of
                                                         Motorola's Codex product division. From May
                                                         1986 to April 1988, Mr. Thibault was President
                                                         and Chief Executive Officer of PBX
                                                         manufacturer Intecom, Inc., a subsidiary of
                                                         Wang Laboratories. Prior to his position at
                                                         Intecom, he held several senior management
                                                         positions over an 11-year period with Wang
                                                         Laboratories. Mr. Thibault is a director of
                                                         DSET Corporation, a publicly-traded company.

                                           YEAR FIRST
                                           ELECTED A         POSITION WITH THE COMPANY OR PRINCIPAL
         NAME OF DIRECTOR           AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
         ----------------           ---    ----------    ----------------------------------------------
SERVING A TERM ENDING IN 2001:
Alexander V. d'Arbeloff...........  71        1994       Alexander V. d'Arbeloff has been a Director of
                                                         the Company since July 1994. He is Chairman
                                                         and a Director of Teradyne, Inc. He co-founded
                                                         Teradyne in 1960 and was President and Chief
                                                         Executive Officer from 1971 to 1997. Mr.
                                                         d'Arbeloff is Chairman of the MIT Corporation,
                                                         a trustee of Massachusetts General Hospital
                                                         and a trustee of the New England Conservatory.
                                                         He is a Director of PRI Automation, Inc.,
                                                         which is a publicly-traded company. He also
                                                         serves on the boards of several privately-held
                                                         companies.
Gardner C. Hendrie................  66        1993       Gardner C. Hendrie has been a Director of the
                                                         Company since October 1993. Since 1988, Mr.
                                                         Hendrie has been a partner of Sigma Partners,
                                                         a private venture capital firm. Mr. Hendrie
                                                         was a Director of Stratus Computer, Inc. from
                                                         1985 to 1998. He also serves on the boards of
                                                         several privately-held companies.
SERVING A TERM ENDING IN 2000:
Gary J. Bowen.....................  52        1997       Gary J. Bowen has been a Director of the
                                                         Company since February 1997. Mr. Bowen has
                                                         served as a Principal at Technology
                                                         Investments since 1997. Mr. Bowen served as
                                                         the Chairman of New Oak Communications, a
                                                         privately held data communications company
                                                         from 1996 until it was acquired by Bay
                                                         Networks, Inc. in January 1998. From 1990 to
                                                         1996, Mr. Bowen was Executive Vice President
                                                         of Marketing and Worldwide Field Operations
                                                         for Bay Networks, Inc. Prior to Bay Networks,
                                                         Inc., Mr. Bowen held various management
                                                         positions up to Senior Vice President of
                                                         Marketing, Sales and Services at Masscomp from
                                                         1981 to 1989. Mr. Bowen is a Director of
                                                         Xircom Corporation, a publicly-traded company.
                                                         He also serves on the boards of several
                                                         privately-held companies.
Louis J. Volpe....................  49        1998       Louis J. Volpe has been a Director of the
                                                         Company since April 1998 and has served as
                                                         Senior Vice President of Worldwide Sales and
                                                         Marketing of the Company since May 1996. From
                                                         February 1995 to April 1996, Mr. Volpe served
                                                         as Vice President of Marketing of the Company.
                                                         Mr. Volpe served as Senior Vice President of
                                                         Marketing and Operations of Parametric
                                                         Technology Corporation from May 1993 to
                                                         January 1995 and as Vice President of
                                                         Marketing and Operations from September 1989
                                                         to May 1993. Prior to Parametric, Mr. Volpe
                                                         was an executive at Prime Computer. He also
                                                         serves on the board of a privately held
                                                         company.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors of the Company met nine times and took action by written consent five times. Mr. G. Wayne Andrews, who resigned from the Board of Directors effective April 2, 1998, did not attend 75% of the total number of the meetings of the directors, however, Mr. Andrews attended at least 75% of the meetings of the directors that occurred while he was in office. In addition, Mr. d'Arbeloff did not attend 75% of the Audit Committee meetings. All other directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. During fiscal 1998, none of the directors received compensation for serving as directors of the Company, except Mr. Thibault and Mr. Volpe received compensation as employees of the Company. Mr. Andrews, who was replaced by Mr. Volpe on the Board of Directors effective April 1998, also received compensation as an employee of the Company during fiscal 1998. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Employment Agreements and Change of Control Agreements." In February 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Director Stock Option Policy to provide for the granting of options to purchase Common Stock of the Company pursuant to the Company's 1995 Stock Option Plan. See "Stock Plans -- 1997 Non-Employee Director Stock Option Policy."

     The Board of Directors has a Compensation Committee whose present members are Messrs. Humphreys, d'Arbeloff, and Hendrie. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During 1998, there were five meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are Messrs. Bowen, d'Arbeloff and Humphreys. The Audit Committee responsibilities, amongst others, are to review, with the Company's independent accountants, the scope of the audit and the results of the audit when completed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with management various matters related to its internal accounting controls and accounting policies. During 1998, there were two meetings of the Audit Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 30, 1999 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers (as defined elsewhere herein) and (iv) by all directors and executive officers who served as directors or executive officers at December 31, 1998 as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                              AMOUNT AND NATURE OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
            ------------------------------------              --------------------   ----------------
Putnam Investments, Inc.(1).................................       2,823,631               10.4%
  One P.O. Box Square
  Boston, MA 01460
Pilgrim Baxter & Associates, Ltd.(2)........................       2,418,100                8.9%
  825 Duportail Road
  Wayne, PA 19087
Essex Investment Management Company(3)......................       2,073,230                7.7%
  125 High Street
  Boston, MA 02110
Alexander V. d'Arbeloff(4)..................................         420,556                1.6%
Gary J. Bowen(5)............................................          30,000                  *
Gardner C. Hendrie(6).......................................          95,908                  *
W. Michael Humphreys(7).....................................          50,000                  *
G. Wayne Andrews(8).........................................         471,250                1.7%
John C. Thibault(9).........................................         374,834                1.4%
Steven H. Webber(10)........................................         531,445                2.0%
Louis J. Volpe(11)..........................................         430,932                1.6%
Timothy J. Allen(12)........................................         150,093                  *
All executive officers and Directors as a group (12
  persons)(13)..............................................       2,566,069                9.2%
                                                                                           ----

---------------
  *  Less than 1%

 (1) According to a Schedule 13G filed February 9, 1999. Consists of 2,348,703 shares of Common Stock held by Putnam Investment Management, Inc. and 474,928 shares of Common Stock held by Putnam Advisory Company, Inc., each of which are wholly owned by Putnam Investments, Inc. All of the reporting persons are Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940.

 (2) According to a Schedule 13G filed January 19, 1999. Pilgrim Baxter & Associates, Ltd. is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (3) According to a Schedule 13G filed January 29, 1998. Essex Investment Management Company is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (4) Includes 6,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and 20,000 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

 (5) Consists of 30,000 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

 (6) Includes 20,000 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

 (7) Includes 10,000 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

 (8) Includes 17,780 shares of Common Stock held by Mr. Andrews' children under the Massachusetts Uniform Transfers to Minors Act and 98,274 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

 (9) Includes 9,688 shares of Common Stock held by Mr. Thibault's children under the Massachusetts Uniform Transfers to Minors Act and 138,386 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(10) Includes 145,286 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(11) Includes 60,681 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and 270,949 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(12) Includes (i) 25,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost; (ii) 15,500 shares of Common Stock held by Mr. Allen's children under the Massachusetts Uniform Transfers to Minors Act; and (iii) 56,335 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(13) The group is comprised of the individuals named in the Summary Compensation Table on page 11, the remaining executive officers of the Company, and those persons who were directors of the Company on March 30, 1999. Includes 799,281 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options which are either currently exercisable or will become exercisable within 60 days granted under the Company's stock plans and 93,015 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

     The Company's executive compensation program is administered by the Committee. The Committee, which is comprised of three independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

Compensation Philosophy

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

     - Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long-term incentives.

     Base Salary: Base salary levels for executive officers are determined annually by: reviewing the competitive pay practices of software companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these software companies.

     Annual Incentive Awards. Under the Company's 1998 Executive Incentive Program, the Company's executive officers were eligible to receive quarterly cash and annual stock bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1998, the formula for these bonuses was determined as a function of sales and earnings growth and other individual objectives, thus establishing a direct link between executive pay and the Company's growth. In 1998, the Executive Incentive Program also provided that options to purchase an aggregate of 140,000 shares at fair market value on the date of grant to the executive participants, which would otherwise vest on the fourth anniversary of the date of grant, would be fully vested on the first anniversary of the date of grant, subject to the achievement of the Executive Incentive Plans performance criteria. The

Company's performance in 1998 exceeded the objectives set by the Committee and all of such options became fully vested on the first anniversary of the date of grant.

     Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1995 Stock Option Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are generally granted at fair market value and vest in installments, over four to five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

     Mr. Thibault's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Thibault's 1998 annual base salary was $199,583, and Mr. Thibault's annual base salary is subject to annual review and increase by the Board of Directors of the Company. Mr. Thibault was paid a cash bonus of $209,898 under the 1998 Executive Incentive Program. During fiscal 1998, Mr. Thibault was granted options to purchase 30,000, 30,000, 4,284, 135,716, and 20,000 shares of Common Stock, respectively. The two grants of 30,000 options were granted under the 1998 Executive Incentive Program and became fully exercisable on the first anniversary of the date of grant due to the achievement of certain financial and strategic initiatives in the 1998 fiscal year and job performance evaluations. The two grants of 4,284 and 135,716 options become exercisable over a four year period. The grant of 20,000 options on December 15, 1998, which was pursuant to the 1999 Executive Incentive Program and would otherwise become fully exercisable on the fourth anniversary of the date of grant, will become fully exercisable on January 15, 2000 if certain performance criteria are satisfied in 1999.

Section 162(m) Limitation

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                          COMPENSATION COMMITTEE

                                          W. Michael Humphreys (Chairman)
                                          Alexander V. d'Arbeloff
                                          Gardner C. Hendrie

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

     Messrs. d'Arbeloff, Hendrie and Humphreys served as members of the Compensation Committee during 1998. Neither Messrs. d'Arbeloff, Hendrie nor Humphreys was an officer or employee of the Company or any of its subsidiaries during fiscal 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Registration Rights Agreements. The investors who purchased shares of Series A, Series B and Series C Convertible Participating Preferred Stock, which were converted into Common Stock in connection with the Company's initial public offering, and certain executive officers have certain registration rights with respect to the shares of Common Stock. Those stockholders (the "Rightsholders") are entitled to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") shares of Common Stock (the "Registrable Shares") held by them under terms of agreements among the Company and the Rightsholders (the "Registration Agreements"). The Registration Agreements provide that in the event the Company proposes to register any of its securities under the Securities Act at any time or times, the Rightsholders, subject to certain exceptions, shall be entitled to include Registrable Shares in such registration. However, the managing underwriter of any such offering may exclude for marketing reasons some or all of such Registrable Shares from such registration. Certain Rightsholders have, subject to certain conditions and limitations, additional rights to require the Company to prepare and file a registration statement under the Securities Act with respect to their Registrable Shares if Rightsholders holding at least a majority of the Registrable Shares held by all such Rightsholders so request. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

     Employment Agreements and Change of Control Agreements. Messrs. Thibault, Allen, Andrews, Volpe, Webber and Ms. Kelly are parties to change of control agreements with the Company which provide for salary continuation and other benefits upon the occurrence of certain events following a change of control. These events will occur if such person is terminated without cause or constructively terminated following a change of control. Upon the occurrence of such events, the Company is required to continue to pay such person his or her base salary for a period of twelve months (six months for Ms. Kelly) after termination and provide medical benefits to such person for such period.

     Gardner C. Hendrie, a Director of the Company, is a partner of Sigma Management II, L.P., the general partner of Sigma Partners II, L.P., which, during a portion of fiscal 1998, was a greater than 5% stockholder of the Company. As of December 31, 1998, Sigma Partners II, L.P. was no longer a greater than 5% stockholder of the Company.

     The Company has a policy pursuant to which all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                           PERFORMANCE GRAPH(1)(2)(3)

     The graph set forth below compares the change in the Company's cumulative total stockholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and November 20, 1996, the date the Company's Common Stock commenced trading on the Nasdaq National Market; by (ii) the share price at November 20, 1996) with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index on November 20, 1996, and reinvestment of all dividends). During fiscal year 1998, the Company paid no dividends except for a 2-for-1 stock split in the form of a 100% dividend effected on September 22, 1998.
PERFORMANCE GRAPH

                                                  GEOTEL COMMUNICATIONS                                     HAMBRECHT & QUIST
                                                       CORPORATION          NASDAQ STOCK MARKET - US        COMPUTER SOFTWARE
                                                  ---------------------     ------------------------        -----------------
11/20/96 - IPO price                                     100.00                      100.00                      100.00
12/31/96                                                 108.33                      102.06                       98.23
12/31/97                                                 130.21                      124.14                      118.67
12/31/98                                                 620.85                      173.34                      154.99

---------------
(1) Prior to November 20, 1996 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date thereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market and Dow Jones News/ Retrieval, sources believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

(3) The amounts set forth for 1998 reflect the payment of a 2-for-1 stock split in the form of a 100% dividend effected on September 22, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended December 31, 1998 (the "Named Executive Officers"). The Company made no awards of Restricted Stock and paid no compensation pursuant to long-term incentive plans during fiscal 1998 to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                       ANNUAL COMPENSATION    RESTRICTED    SECURITIES
                                       --------------------     STOCK       UNDERLYING     LTIP        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(1)    AWARD(S)    OPTIONS#(2)    PAYOUTS   COMPENSATION(3)
 ---------------------------    ----   ---------   --------   ----------   ------------   -------   ---------------
John C. Thibault..............  1998   $199,583    $209,898                  220,000                    $ 2,000(4)
  President and Chief
  Executive                     1997    181,667     104,500                  103,026                      3,882(5)
  Officer                       1996    165,000      49,500                  126,594                     68,249(6)
Louis J. Volpe................  1998    164,375     176,349                   15,000                      2,000(4)
  Senior Vice President of      1997    144,167     239,224                    8,274                        278(7)
  Worldwide Sales and           1996    124,283      15,600                  174,649                        269(7)
  Marketing(8)
Timothy J. Allen..............  1998    139,917      62,300                   80,000                      2,000(4)
  Vice President of Finance,    1997    123,469      41,910                    1,501                        238(7)
  Chief Financial Officer,      1996    117,156      18,000                   40,782                        235(7)
  Treasurer and Secretary
G. Wayne Andrews..............  1998    131,667      49,920                   75,000                      2,000(4)
  Vice President and Chief      1997    122,935      34,375                   26,970                      5,034(9)
  Technology Officer            1996    115,000      22,000                   38,782                        226(7)
Steven H. Webber..............  1998    142,000      61,450                   80,000                      2,000(4)
  Vice President of
  Engineering                   1997    134,250      59,840                   27,143                        396(7)
                                1996    125,625      18,200                   73,782                      5,432(10)

---------------
 (1) Salary and bonus amounts are presented in the year earned, however, the payment of such amounts may have occurred in other years.

 (2) The amounts set forth reflect the payment of a 2-for-1 stock split in the form of a 100% dividend effected on September 22, 1998.

 (3) Does not include medical and group life insurance premiums paid for the benefit of or other benefits received by the Named Executive Officers which are generally available to all salaried employees of the Company.

 (4) Represents amount paid by the Company to match contributions made by the Named Executive Officers pursuant to the Company's 401(k) plan.

 (5) Represents $3,654 in paid vacation time and $228 in premiums paid on behalf of Mr. Thibault for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

 (6) Represents $68,014 in forgiveness of a promissory note and related income taxes to Mr. Thibault and $235 in premiums paid on behalf of Mr. Thibault for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

 (7) Consists of premiums paid on behalf of Named Executive Officers for excess life insurance coverage. The life insurance policies were canceled effective December 31, 1997.

 (8) Mr. Volpe's annual compensation was paid in 1995 and 1996 for his services as a consultant to the Company prior to his becoming an employee of the Company in April 1996.

 (9) Represents $4,808 in paid vacation time and $226 in premiums paid on behalf of Mr. Andrews for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

(10) Represents $5,000 in paid vacation time and $432 in premiums paid on behalf of Mr. Webber for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

     On December 31, 1998, the number of remaining shares of Common Stock and options to purchase Common Stock held by the Named Executive Officers that had not vested and the value of such stock at that date was as follows: Mr. Thibault, 422,166 shares (at the market price on 12/31/98 of $37.25, valued at $12,758,447); Mr. Volpe, 190,564 shares (valued at $6,562,572); Mr. Allen,
140,168 shares (valued at $4,248,133); Mr. Andrews, 131,666 shares (valued at $3,914,927); and Mr. Webber, 164,166 shares (valued at $4,877,114). The foregoing amounts represent the sum of (i) the difference between the fair market value of the Common Stock underlying options at December 31, 1998 ($37.25 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options and (ii) the fair market value of restricted Common Stock that remains subject to the Company's right to repurchase at cost as of December 31, 1998.

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998. In fiscal 1998, the Company granted an aggregate of 1,574,750 stock options to its employees pursuant to the 1995 Stock Option Plan, an aggregate of 1,339,200 stock options to its employees pursuant to the 1998 Non-Executive Employee Stock Option Plan and an aggregate of 65,000 stock options to directors pursuant to the 1997 Director Policy and sold an aggregate of 64,928 shares of Common Stock pursuant to the 1996 Employee Stock Purchase Plan. The Company granted no Stock Appreciation Rights to the Named Executive Officers during fiscal 1998.

                  OPTION/SAR GRANTS IN FISCAL YEAR 1998(1)(2)

                                                                                         POTENTIAL REALIZATION
                                                                                                 VALUE
                                                   INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL
                                  ---------------------------------------------------            RATES
                                   NUMBER OF      % OF TOTAL                                OF STOCK PRICE
                                  SECURITIES     Options/SARs                                APPRECIATION
                                  UNDERLYING      GRANTED TO                                FOR OPTION TERM
                                  OPTION/SARS    EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------
NAME                                GRANTED          1998        PRICE        DATE          5%          10%
----                              -----------    ------------   --------   ----------   ----------   ----------
John C. Thibault................     30,000(3)       1.0%       $ 8.3750   15-Jan-08    $  158,010   $  400,428
                                     30,000(3)       1.0          8.3750   15-Jan-08       158,010      400,428
                                      4,284(4)       0.1          8.3750   15-Jan-08        22,564       57,181
                                    135,716(4)       4.6          8.3750   15-Jan-08       714,815    1,811,482
                                     20,000(5)       0.7         27.6875   15-Dec-08       348,250      882,535
                                    -------          ---                                ----------   ----------
     Total......................    220,000          7.4%                               $1,401,649   $3,552,054
                                    =======          ===                                ==========   ==========
Louis J. Volpe..................     10,000(5)       0.3%       $27.6875   15-Dec-08    $  174,125   $  441,267
                                      5,000(6)       0.2         27.6875   15-Dec-08        87,063      220,634
                                    -------          ---                                ----------   ----------
     Total......................     15,000          0.5%                               $  261,188   $  661,901
                                    =======          ===                                ==========   ==========
Timothy J. Allen................     20,000(3)       0.7%       $ 8.3750   15-Jan-08    $  105,340   $  266,952
                                     36,862(4)       1.2          8.3750   15-Jan-08       194,152      492,019
                                     13,138(4)       0.4          8.3750   15-Jan-08        69,198      175,361
                                     10,000(5)       0.3         27.6875   15-Dec-08       174,125      441,267
                                    -------          ---                                ----------   ----------
     Total......................     80,000          2.6%                               $  542,815   $1,375,599
                                    =======          ===                                ==========   ==========
G. Wayne Andrews................     18,358(4)       0.6%       $ 8.3750   15-Jan-08    $   96,691   $  245,035
                                     31,642(4)       1.1          8.3750   15-Jan-08       166,658      422,345
                                     20,000(3)       0.7          8.3750   15-Jan-08       105,340      266,952
                                      5,000(5)       0.2         27.6875   15-Dec-08        87,063      220,634
                                    -------          ---                                ----------   ----------
     Total......................     75,000          2.6%                               $  455,752   $1,154,966
                                    =======          ===                                ==========   ==========
Steven H. Webber................     18,358(4)       0.6%       $ 8.3750   15-Jan-08    $   96,691   $  245,035
                                     31,642(4)       1.1          8.3750   15-Jan-08       166,658      422,345
                                     20,000(3)       0.7          8.3750   15-Jan-08       105,340      266,952
                                     10,000(5)       0.3         27.6875   15-Dec-08       174,125      441,267
                                    -------          ---                                ----------   ----------
     Total......................     80,000          2.7%                               $  542,814   $1,375,599
                                    =======          ===                                ==========   ==========

---------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2) The amounts set forth reflect the payment of a 2-for-1 stock split in the form of a 100% dividend effected on September 22, 1998.

(3) These options were granted pursuant to the Company's 1995 Stock Option Plan and as part of the compensation to be awarded to such Named Executive Officer pursuant to the Company's 1998 Executive Incentive Plan. The options become 100% exercisable on the fourth anniversary date of the grant, except that, if certain performance goals are attained in 1998, the options would become 100% exercisable on the first anniversary date of the grant. The performance goals were met.

(4) These options become exercisable over a four year period with 25% of the shares becoming exercisable on the first anniversary of the grant date and 1/48th of the shares becoming exercisable monthly thereafter until the fourth anniversary of the grant date.

(5) These options were granted pursuant to the Company's 1995 Stock Option Plan and as part of the compensation to be awarded to such Named Executive Officer pursuant to the Company's 1999 Executive Incentive Plan. The options become exercisable 100% on the fourth anniversary date of the grant, except that, if performance goals are attained in 1999, the options will become exercisable 100% on the first anniversary date of the grant.

(6) This option was granted pursuant to the Company's 1995 Stock Option Plan and it vests on the first anniversary date of the grant.

STOCK OPTION EXERCISES AND DECEMBER 31, 1998 STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held at December 31, 1998 by the Named Executive Officers of the Company.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
             YEAR AND OPTION/SAR VALUES AS OF DECEMBER 31, 1998(1)

                                                                                   VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                        OPTIONS/SARS AT               OPTIONS/SARS AT
                         SHARES                        DECEMBER 31, 1998           DECEMBER 31, 1998(2)
                        ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   ----------   -----------   -------------   -----------   -------------
John C. Thibault.....    129,886(3)  $1,829,387      44,552        422,166      $1,491,392     $12,758,447
Louis J. Volpe.......      1,445(4)  $   16,522     245,949        113,333      $9,040,482     $ 3,685,717
Timothy J. Allen.....         --             --      35,502        107,500      $1,230,934     $ 3,031,250
G. Wayne Andrews.....         --             --      53,274        131,666      $1,782,856     $ 3,914,927
Steven H. Webber.....      1,445(4)  $   16,522      96,120        164,166      $3,285,868     $ 4,877,114

---------------
(1) The amounts set forth reflect the payment of a 2-for-1 stock split in the form of a 100% dividend effected on September 22, 1998.

(2) The amounts set forth represent the difference between the fair market value of the Common Stock underlying the options at December 31, 1998 ($37.25 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options.

(3) Includes shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan.

(4) Consists of shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan.

STOCK PLANS

     1993 Restricted Stock Purchase Plan. The 1993 Restricted Stock Purchase Plan (the "1993 Plan") was adopted by the Board of Directors in October 1993 and approved by the stockholders of the Company in December 1993. A maximum of 2,648,126 shares of Common Stock may be issued and sold pursuant to the 1993 Plan. Under the 1993 Plan, shares of Common Stock may be sold to directors, officers, consultants and other key personnel of the Company (collectively "Participants") at a purchase price determined by the Compensation Committee of the Board of Directors. All shares sold pursuant to the 1993 Plan are subject to repurchase by the Company at the original purchase price for a period of up to five years from the date of purchase, unless the shares become "vested" under the terms of the 1993 Plan. None of the shares become vested until the first anniversary of the date of purchase by the Participant. A Participant vests in twenty percent of the shares on the first anniversary of the date of purchase and, thereafter, the remaining shares become vested on a monthly basis through the fifth anniversary of the date of purchase. In the event of a change in control, if the Participant has been employed by the Company for at least six months, an additional twenty percent of the shares held by the Participant pursuant to the 1993 Plan will become vested shares, unless such change in control has not been approved by the Board of Directors, in which event all shares held by the Participant pursuant to the 1993 Plan will become vested shares.

     As of December 31, 1998, 1,905,288 shares of Common Stock were outstanding under the 1993 Plan.

     1995 Stock Option Plan. The 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors in September 1995 and approved by the stockholders of the Company in January 1996. A maximum of 5,426,380 shares of Common Stock may currently be issued pursuant to the 1995 Plan upon exercise of options. The number of shares of Common Stock available for grant under the 1995 Plan will be increased by the number of shares repurchased by the Company from time to time under the 1993 Plan. The maximum number of shares will increase, effective January 1, 1997 and each January 1 thereafter during the term of the 1995 Plan, by an amount equal to four percent of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year. No more than an aggregate of 12,000,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan. Under the 1995 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors and officers of the Company.

     The 1995 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. Subject to the provisions of the 1995 Plan, the Compensation Committee has the authority to select optionees and determine the terms of the options granted, including
(i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of the grant, or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company), (iv) the duration of the option, and (v) the time, manner and form of payment upon exercise of an option.

     Options granted under the 1995 Plan for fiscal 1998 and 1997 generally become exercisable starting one year after the date of grant, with twenty-five percent of the shares subject to an option becoming exercisable at that time and 1/48th of the shares subject to the option becoming exercisable each month thereafter. Options granted under the 1995 Plan for fiscal year 1996 generally become exercisable starting one year after the date of grant, with twenty percent of the shares subject to an option becoming exercisable at that time and 1/60th of the shares subject to the option becoming exercisable each month thereafter. The Option Agreements governing options granted under the 1995 Plan provide that in the event of a change in control, if the optionee has been employed by the Company for at least six months, vesting will accelerate by an additional twelve months, unless such change in control has not been approved by the Board of Directors, in which event all options will vest and become immediately exercisable.

     An option is not transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options are exercisable only while the optionee remains in the employ of the Company or for a short period of time thereafter. If an optionee becomes permanently disabled or dies while in the employ of the Company, the option is exercisable prior to the last day of the sixth or twelfth month, respectively, following the date of termination of employment. If the optionee leaves the employ of the Company for any reason, the option is exercisable for only thirty days following the date of termination of employment, which time period may be extended by up to 90 days by the Compensation Committee. Options which are exercisable following termination of employment are exercisable only to the extent that the optionee was entitled to exercise such options on the date of such termination.

     As of December 31, 1998, options to purchase 4,181,536 shares of Common Stock were outstanding under the 1995 Plan (including options to purchase 125,000 shares of Common Stock granted pursuant to the Director Option Policy discussed below).

     1996 Employee Stock Purchase Plan. The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") for employees of the Company was adopted by the Board of Directors and approved by the stockholders of the Company in September 1996. The 1996 Purchase Plan authorizes the issuance of a maximum of 500,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company whose customary employment is 24 hours or more per week and have been employed by the Company for at least six months are eligible to participate in the 1996 Purchase Plan. Employees who own 5% or more of the voting stock of the Company and directors who are not employees of the Company may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must either authorize the Company in writing to deduct an amount or pay a lump sum amount (not less than 1% nor more than 10% of a participant's base compensation) from his or her pay commencing on the first day of each of the six-month periods beginning on January 1 and July 1 of each year (each a "Purchase Period"). In addition, employees whose six month anniversary of employment with the Company occurs between January 1 and March 31 can participate in the then ongoing Purchase Period for the period from April 1 to June 30 and employees whose six month anniversary of employment with the Company occurs between July 1 and September 30 can participate in the then ongoing Purchase Period for the period from October 1 to December 31. On the first day of each Purchase Period, the Company grants to each participating employee an option to purchase up to 1,000 shares of Common Stock. The exercise price for the option for each Purchase Period is the lower of 85% of the fair market value of the Common Stock on the first or last day of the Purchase Period. The fair market value will be the closing selling price of the Common Stock as quoted on the Nasdaq National Market. If an employee is not a participant on the last day of the Purchase Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deduction, if any, will be refunded to the employee. An employee's rights under the 1996 Purchase Plan terminate upon his or her voluntary withdrawal from the 1996 Purchase Plan at any time or upon termination of employment.

     Common Stock for the 1996 Purchase Plan will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased in the open market.

     As of December 31, 1998, a total of 121,218 shares of Common Stock have been purchased under the 1996 Purchase Plan.

     1997 Non-Employee Director Stock Option Policy. The 1997 Non-Employee Director Stock Option Policy (the "Director Option Policy"), which was approved by the Board of Directors in February 1997 and amended in December 1998, provides for the grant of options to purchase Common Stock of the Company to non-employee Directors of the Company under the 1995 Plan. Subject to the availability of shares of Common Stock under the 1995 Plan, the Director Option Policy authorizes the issuance of a maximum of 200,000 shares of Common Stock in accordance with the terms of the 1995 Plan. All terms and conditions regarding the grant of options to non-employee Directors of the Company under the Director Option Policy are governed by the 1995 Plan.

     Under the Director Option Policy, on the date of each Annual Meeting of the Stockholders, each non-employee Director of the Company, for so long as he is a director of the Company and not otherwise employed by the Company or any subsidiary (a "Continuing Director"), shall be granted an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan (the "Existing Director Options"). In connection with the 1998 Annual Meeting of Stockholders, each Continuing Director was granted an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan which becomes exercisable on the earlier of May 15, 1999 or on the date the 1999 Annual Meeting of Stockholders is held. In lieu of the grant of Existing Director Options that each Continuing Director is to receive on the date of the Company's 1999 Annual Meeting of Stockholders, the Company granted such 1999 Existing Director Options on December 15, 1998. Furthermore, under the Director Option Policy, each non-employee Director who is first elected as a member of the Board of Directors of the Company after the adoption of the Director Option Policy and during the term of the 1995 Plan will receive an option to purchase 20,000 shares of Common Stock (the "New Director Options"). The exercise price of all options granted under the Director Option Policy will be equal to the fair market value of the Common Stock as of the date of the grant. The Existing Director Options vest in full on the first anniversary of the date of the grant. The New Director Options vest annually in four equal installments beginning on the first anniversary of the date of the grant. All other terms of the options are governed by the provisions of the 1995 Plan.

     As of December 31, 1998 options to purchase 125,000 shares of Common Stock were outstanding under the Director Option Policy.

      AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION

     By a Board of Directors resolution dated February 26, 1999, the Board of Directors recommends to the stockholders that the Company amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 40,000,000 to 195,000,000 shares. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     As of the Record Date, there were approximately 27,090,561 shares of Common Stock issued and outstanding and approximately 5,404,790 shares reserved for future issuance pursuant to outstanding options granted under the Company's stock plans. If the amendment to the Restated Certificate of Incorporation is approved, the Board of Directors will have the authority to issue approximately 155,000,000 additional shares of Common Stock without further stockholder approval. The Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Company's existing stock plans or future plans; and acquiring other businesses in exchange for shares of the Company's Common Stock. While the Company continually evaluates potential acquisitions, the Company has no present agreements or commitments with respect to using shares of Common Stock as part of any acquisition, nor are any negotiations regarding any such acquisition currently ongoing. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

     The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. In addition, the Company's authorized but unissued shares of Common Stock could be used to make a change in control of the Company more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Company. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as independent accountants since 1995.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Thibault, a Named Executive Officer, made a late Form 4 filing with respect to one transaction. Mr. d'Arbeloff, a Director of the Company, made a late Form 4 filing with respect to one transaction.

     Except as set forth above and based solely on copies of such forms furnished as provided above, management believes that through the date hereof all other Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were satisfied.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2000 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices in Lowell, Massachusetts not later than December 7, 1999. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

     Under the Company's By-Laws, stockholders who wish to make a proposal at the 2000 Annual Meeting -- other than one that will be included in the Company's proxy materials -- must notify the Company no later than February 5, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by February 5, 2000, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's by-laws, the proposal is brought before the meeting, then under the SEC's proxy rules the proxies solicited by management with respect to the 2000 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. All notices of proposals by stockholders should be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm customary fees and expenses.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, GEOTEL COMMUNICATIONS CORPORATION, 900 CHELMSFORD STREET, TOWER II, LOWELL, MASSACHUSETTS 01851.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors
                                          /s/ Timothy J. Allen
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary

April 9, 1999

                                                                 SKU #4770-PS-99

|X|       PLEASE MARK VOTES
          AS IN THIS EXAMPLE

-------------------------------------------
GEOTEL COMMUNICATIONS CORPORATION
-------------------------------------------

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.         Date
---------------------------------------------------------------

_________Stockholder sign here_______________Co-owner sign here______

1.  Election of Directors:  To elect two members to the Board of
    Directors to serve for three-year terms as Class III Directors.                  For All        With-     For All
    Nominees:                                                                        Nominees       hold      Except
               W. MICHAEL HUMPHREYS                                                  / /            / /       / /
               JOHN C. THIBAULT

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

2.  Amendment of Restated Certificate of Incorporation: To approve an                For            Against   Abstain
    amendment to the Company's Restated Certificate of Incorporation                 / /            / /       / /
    increasing from 40,000,000 to 195,000,000 the number of authorized shares of
    Common Stock, $0.01 par value, of the Company.

                                                                                     For            Against   Abstain
                                                                                     / /            / /       / /
3.  Ratification of Auditors: To ratify the selection of the firm
    PricewaterhouseCoopers LLP as auditors for the fiscal year ending December
    31, 1999.

                                                                                     For            Against   Abstain
                                                                                     / /            / /       / /

4. Transaction of Other Business: To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

                       PLEASE VOTE, DATE, SIGN AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.

    Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

DETACH CARD                                                          DETACH CARD

                        GEOTEL COMMUNICATIONS CORPORATION

      PROXY FOR THE ANNUAL MEETING FOR STOCKHOLDERS TO BE HELD MAY 12, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John C. Thibault and Timothy J. Allen, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of GeoTel Communications Corporation (the "Company') to be held at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts, in the Dining Room of Tower
3 on the first floor, on May 12, 1999 at 10:00 a.m., Eastern time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 4.